Exhibit 5.1

February 23, 2023

CrossFirst Bankshares, Inc.

11440 Tomahawk Creek Parkway

Leawood, KS 66211

Re:	Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to CrossFirst Bankshares, Inc., a Kansas corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of up to $250,000,000 of: (i) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”); (iii) one or more series of senior debt securities of the Company (the “Senior Debt Securities”), to be issued pursuant to a senior debt indenture in substantially the form filed as Exhibit 4.2 to the Registration Statement (as defined below) (the “Senior Debt Indenture”); (iv) one or more series of subordinated debt securities of the Company (the “Subordinated Debt Securities,” and, together with the Senior Debt Securities, the “Debt Securities”), to be issued pursuant to a subordinated debt indenture in substantially the form filed as Exhibit 4.3 to the Registration Statement (as defined below) (the “Subordinated Debt Indenture”); (v) depositary shares, representing an interest in fractional shares or multiple shares of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”); (vi) warrants to purchase Debt Securities, Common Stock, Preferred Stock or any combination of these securities (the “Warrants”); (vii) purchase contracts that will entitle the holder thereof to purchase or sell Common Stock, Preferred Stock or Debt Securities at a specified purchase price or at a purchase price determined by reference to a specific formula at a future date (the “Purchase Contracts”); (viii) purchase units, consisting of Purchase Contracts and any combination of Common Stock, Preferred Stock or Covered Securities (as defined below) securing the holder’s obligation to purchase the securities under the Purchase Contract (the “Purchase Units”); (ix) rights to subscribe to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); and (x) units comprised of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units or Subscription Rights (the “Units” and, collectively with the Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units and Subscription Rights, the “Covered Securities”), pursuant to the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof.

We have reviewed (i) the Registration Statement, including the form of prospectus included therein, (ii) the forms of Senior Debt Indenture and Subordinated Debt Indenture filed as Exhibits 4.2 and 4.3, respectively, to the Registration Statement, (iii) certain resolutions adopted by the Company’s Board of Directors and (iv) such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals, and the truthfulness of all statements of fact contained therein.

1201 Walnut Street, Suite 2900, Kansas City, MO 64106

CrossFirst Bankshares, Inc.

February 23, 2023

We have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and each issue of Depositary Shares, Warrants, Purchase Contracts, Purchase Units, Subscription Rights or Units, as the case may be: (i) the execution, delivery and performance by the Company of the Senior Debt Indenture or the Subordinated Debt Indenture, as applicable, and any supplemental indenture thereto (any such indenture, together with any applicable supplemental indenture, the “Indenture”), and any deposit agreement, deposit receipt, warrant agreement, purchase contract agreement, purchase unit agreement, subscription agreement or subscription rights certificate, and unit agreement (collectively with any Indenture, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Covered Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; (ii) the Company will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Covered Security, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (iii) the prospectus included in the Registration Statement will describe the Covered Securities offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Covered Securities offered thereby. We have also assumed that the Covered Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Documents will be governed by and construed in accordance with the laws of the State of New York. We have further assumed that, at the time of the issuance, sale and delivery of any shares of Common Stock or Preferred Stock, or of any other Covered Securities which are exercisable or exchangeable for, or convertible into, Common Stock or Preferred Stock, the Company has a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its articles of incorporation. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that, when, as and if:

1.            With respect to shares of Common Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize and approve for issuance any shares of Common Stock and to fix or to otherwise determine the consideration to be received for the shares of Common Stock, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (iv) the shares of Common Stock have been duly issued and delivered against payment of the consideration therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Common Stock and the plan of distribution, then, upon the happening of such events, the shares of Common Stock will be validly issued, fully paid and non-assessable.

CrossFirst Bankshares, Inc.

February 23, 2023

2.            With respect to shares of any series of Preferred Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, such series of Preferred Stock and to authorize and approve the issuance and sale of the shares of Preferred Stock of such series and fix or otherwise determine the consideration to be received for the shares of Preferred Stock, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) an appropriate certificate of designations with respect to such series of Preferred Stock has been duly filed in accordance with applicable law; and (v) the shares of Preferred Stock with terms so fixed have been duly issued and delivered against payment of the consideration therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Preferred Stock and the plan of distribution, then, upon the happening of such events, the shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.            With respect to any series of Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to duly authorize, execute and deliver the Indenture and to authorize the form, terms, execution and delivery of the Debt Securities; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) the Indenture has been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law (the “trustee”) and such Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and (v) such Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the Indenture, and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Covered Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

CrossFirst Bankshares, Inc.

February 23, 2023

4.            With respect to the Depositary Shares: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a deposit agreement and deposit receipt and to authorize the form, terms, execution and delivery of any Depositary Shares and to fix or otherwise determine the consideration to be received for the Depositary Shares and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale; (v) the deposit agreement with respect to the Depositary Shares has been duly executed and delivered by the Company and the deposit agent; and (vi) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the depositary against payment therefor in accordance with the applicable deposit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Depositary Shares and the plan of distribution, then, upon the happening of such events, the Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the deposit agreement.

5.            With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for the Warrants and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Debt Securities, Common Stock, or Preferred Stock purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; (v) the warrant agreement with respect to the Warrants has been duly executed and delivered by the Company and the warrant agent; and (vi) the Warrants have been duly executed and delivered by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

CrossFirst Bankshares, Inc.

February 23, 2023

6.            With respect to the Purchase Contracts and Purchase Units: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a purchase contract agreement and/or a purchase unit agreement, as applicable, and to authorize the form, terms, execution and delivery of the Purchase Contracts or Purchase Units, as applicable, and to fix or otherwise determine the consideration to be received for the Purchase Contracts or Purchase Units, as applicable, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities to be issued pursuant to such Purchase Contracts or Purchase Units as applicable, have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; (v) any necessary purchase contract agreement or purchase unit agreement, as applicable, has been duly executed and delivered by the Company and any other party thereto; and (vi) the Purchase Contracts or Purchase Units, as applicable, have been duly executed and delivered by the Company against payment therefor in accordance with any applicable purchase contract agreement or purchase unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Purchase Contracts or Purchase Units, as applicable, and the plan of distribution, then, upon the happening of such events, the Purchase Contracts or Purchase Units, as applicable, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.            With respect to the Subscription Rights: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a subscription agreement or subscription rights certificate and to authorize the form, terms, execution and delivery of the Subscription Rights and to fix or otherwise determine the consideration to be received for the Subscription Rights and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon exercise of such Subscription Rights, as applicable, have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; (v) the subscription agreement or subscription rights certificate, as applicable, has been duly authorized, executed, and delivered by the Company and any other party thereto; and (vi) the Subscription Rights have been duly executed and delivered by the Company against payment therefor in accordance with any applicable subscription agreement or subscription rights certificate, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Subscription Rights and the plan of distribution, then, upon the happening of such events, the Subscription Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

CrossFirst Bankshares, Inc.

February 23, 2023

8.            With respect to the Units: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units and the shares of Common Stock, shares of Preferred Stock or Covered Securities underlying the Units, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock, shares of Preferred Stock, or Covered Securities to be issued pursuant to such Units have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; (v) the unit agreement has been duly executed, and delivered by the Company and any other party thereto; and (vi) the Units and the other registered securities underlying the Units have been duly authorized, executed and delivered by the Company against payment therefor in accordance with any applicable unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the other registered securities underlying the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

Our opinions and statements expressed herein are restricted to matters governed by (i) the federal laws of the United States of America, (ii) the laws of the State of New York, and (iii) the laws of the State of Kansas, and we express no opinion as to any matter arising under the laws of any other jurisdiction, including, without limitation, the statutes, ordinances, rules and regulations of counties, towns, municipalities and special political subdivisions of any state. We advise you that the issues addressed by this letter may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions herein are based and any other laws that may actually govern.

CrossFirst Bankshares, Inc.

February 23, 2023

The opinions expressed herein are limited to the specific issues addressed herein, and we express no opinion, whether by implication or otherwise, as to any matters beyond that expressly stated herein. This letter shall not be construed as or deemed to be a guaranty or insuring agreement. The opinions expressed herein are rendered as of the date first written above and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts, circumstances, events or developments of which we become aware after the date hereof and which may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules of the Commission promulgated thereunder.

Sincerely,

Stinson LLP

/s/ Stinson LLP